Exhibit 99.1

Camping World Holdings, Inc. Reports Fourth Quarter and Full Year 2020 Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--February 25, 2021--Camping World Holdings, Inc. (NYSE: CWH) (the “Company”), America’s largest retailer of recreational vehicles (“RVs”) and related services and products, today reported results for the fourth quarter and full year ended December 31, 2020.

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “We have one focus in our company and that’s on our long-term plan.”

Full Year-over-Year Operating Highlights:

  Revenue increased 11.3% to $5.4 billion
  Gross profit increased 32.2% to $1.7 billion
  Income from operations of $476.2 million, an increase of $467.4 million
  Net income of $344.2 million, an increase of $464.5 million, and included long-lived asset impairment and restructuring costs of $30.0 million primarily related to the 2019 strategic shift away from locations that do not sell and/or service RVs (“2019 Strategic Shift”)
  Diluted earnings per share of Class A common stock and adjusted earnings per share - diluted(1) of Class A common stock were $3.09, and $3.66, respectively
  Adjusted EBITDA(1) of $565.0 million, an increase of $399.0 million
  Vehicle inventories decreased $262.6 million: new vehicle inventories were down $275.0 million and used vehicle inventories were up $12.4 million
  Products, parts, accessories and other inventories increased $40.9 million to $266.8 million
  The number of Active Customers(2) increased 3.8% to approximately 5.31 million, and the number of Good Sam Club members decreased 1.7% to approximately 2.09 million primarily due to expiring members related to store closures resulting from the 2019 Strategic Shift.

Fourth Quarter-over-Quarter Operating Highlights:

  Revenue increased 17.5% to $1.1 billion
  Gross profit increased 57.1% to $378.0 million
  Income from operations of $66.5 million, an increase of $132.6 million
  Net income of $40.3 million, an increase of $121.2 million, and included long-lived asset impairment and restructuring costs of $4.5 million related to the 2019 Strategic Shift
  Diluted earnings per share of Class A common stock, and adjusted earnings per share - diluted(1) of Class A common stock were $0.34 and $0.48, respectively
  Adjusted EBITDA(1) of $91.2 million,an increase of $106.4 million, and was positively impacted by a strong RV market resulting in year over year increased revenue

________________

(1)

Adjusted earnings per share – diluted, and adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

(2)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

2019 Strategic Shift and Long-lived Asset Impairment

In 2019, we made a strategic decision to refocus our business around our core RV competencies and consolidated our non-RV retail business through the closure of a number of stores and liquidation of select products and merchandise categories. The Company currently estimates the total restructuring costs associated with the 2019 Strategic Shift will be in the range of $89.6 million to $110.6 million. In 2020 and 2019, we recorded restructuring costs of $17.6 million and $47.2 million, respectively, related to the 2019 Strategic Shift. The remaining costs relate to lease termination and other costs for locations that continue in a wind-down period in 2021, primarily comprised of lease costs accounted for under ASC 842.

During the year ended December 31, 2020, the Company identified indicators of impairment at previously closed stores in certain markets. Of the $12.4 million long-lived asset impairment charge during the year ended December 31, 2020, $12.3 million related to the 2019 Strategic Shift. Of the $66.3 million long-lived asset impairment charge during the year ended December 31, 2019, $57.4 million related to the 2019 Strategic Shift discussed above.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s fourth quarter and fiscal year 2020 financial results is scheduled for today, February 25, 2021, at 4:05 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 263-0877 or (646) 828-8143 and using conference ID# 5100957. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of December 31, 2020, the Company owned 47.4% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results of the fourth quarter and full year ended December 31, 2020 to our financial results from the fourth quarter and full year ended December 31, 2019.

About Camping World Holdings, Inc.

Camping World Holdings, Inc. (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including statements regarding our long-term plan and costs related to the 2019 Strategic Shift. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic, which has had, and could have in the future, certain negative impacts on our business; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on five fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers and lending institutions; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In Thousands Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Good Sam Services and Plans	$43,309	$45,643	$180,977	$179,538
RV and Outdoor Retail
New vehicles	520,231	381,158	2,823,311	2,370,321
Used vehicles	204,627	184,720	984,853	857,628
Products, service and other	268,473	274,504	948,890	1,034,577
Finance and insurance, net	85,708	66,720	464,261	401,302
Good Sam Club	11,472	12,186	44,299	48,653
Subtotal	1,090,511	919,288	5,265,614	4,712,481
Total revenue	1,133,820	964,931	5,446,591	4,892,019

Costs applicable to revenue (exclusive of depreciation
and amortization shown separately below):
Good Sam Club Services and Plans	17,245	19,176	72,938	78,054
RV and Outdoor Retail
New vehicles	411,350	331,109	2,320,537	2,074,270
Used vehicles	155,374	148,166	751,029	678,640
Products, service and other	169,440	225,034	590,716	762,919
Good Sam Club	2,382	838	8,892	10,738
Subtotal	738,546	705,147	3,671,174	3,526,567
Total costs applicable to revenue	755,791	724,323	3,744,112	3,604,621

Gross profit:
Good Sam Services and Plans	26,064	26,467	108,039	101,484
RV and Outdoor Retail
New vehicles	108,881	50,049	502,774	296,051
Used vehicles	49,253	36,554	233,824	178,988
Products, service and other	99,033	49,470	358,174	271,658
Finance and insurance, net	85,708	66,720	464,261	401,302
Good Sam Club	9,090	11,348	35,407	37,915
Subtotal	351,965	214,141	1,594,440	1,185,914
Total gross profit	378,029	240,608	1,702,479	1,287,398

Operating expenses:
Selling, general, and administrative	293,834	270,648	1,156,071	1,141,643
Depreciation and amortization	13,032	18,288	51,981	59,932
Long-lived asset impairment	1,406	16,245	12,353	66,270
Lease termination	2,590	(686)	4,547	(686)
Loss on disposal of assets	670	2,245	1,332	11,492
Total operating expenses	311,532	306,740	1,226,284	1,278,651

Income (loss) from operations	66,497	(66,132)	476,195	8,747

Other income (expense):
Floor plan interest expense	(2,972)	(8,224)	(19,689)	(40,108)
Other interest expense, net	(12,588)	(15,941)	(54,689)	(69,363)
Tax Receivable Agreement liability adjustment	141	1,528	141	10,005
Total other expense	(15,419)	(22,637)	(74,237)	(99,466)

Income (loss) before income taxes	51,078	(88,769)	401,958	(90,719)
Income tax (expense) benefit	(10,740)	7,915	(57,743)	(29,582)
Net income (loss)	40,338	(80,854)	344,215	(120,301)
Less: net (income) loss attributable to non-controlling interests	(25,960)	52,333	(221,870)	59,710
Net income (loss) attributable to Camping World Holdings, Inc.	$14,378	$(28,521)	$122,345	$(60,591)

Earnings (loss) per share of Class A common stock:
Basic	$0.34	$(0.76)	$3.11	$(1.62)
Diluted	$0.34	$(0.89)	$3.09	$(1.62)
Weighted average shares of Class A common stock outstanding:
Basic	42,444	37,443	39,383	37,310
Diluted	43,233	89,112	40,009	37,350

Camping World Holdings, Inc.
Supplemental Operating Data (unaudited)

	Three Months Ended December 31,		Increase		Percent
	2020	2019	(decrease)		Change
Unit sales
New vehicles	13,274	9,597	3,677		38.3%
Used vehicles	6,930	7,166	(236)		(3.3%)
Total	20,204	16,763	3,441		20.5%
Average selling price
New vehicles	$39,192	$39,716	$(525)		(1.3%)
Used vehicles	29,528	25,777	3,750		14.5%

Same store unit sales
New vehicles	11,891	8,714	3,177		36.5%
Used vehicles	6,251	6,664	(413)		(6.2%)
Total	18,142	15,378	2,764		18.0%

Same store revenue ($ in 000's)
New vehicles	$467,655	$349,385	$118,270		33.9%
Used vehicles	187,150	175,437	11,713		6.7%
Products, service and other	147,352	118,459	28,893		24.4%
Finance and insurance, net	78,031	61,853	16,178		26.2%
Total	$880,188	$705,134	$175,054		24.8%

Average gross profit per unit
New vehicles	$8,203	$5,215	$2,988		57.3%
Used vehicle	7,107	5,101	2,006		39.3%
Finance and insurance, net per vehicle unit	4,242	3,980	262		6.6%
Total vehicle front-end yield(1)	12,069	9,147	2,922		32.0%

Gross margin
Good Sam Services and Plans	60.2%	58.0%	219		bps

New vehicles	20.9%	13.1%	780		bps
Used vehicles	24.1%	19.8%	428		bps
Products, service and other	36.9%	18.0%	1,887		bps
Finance and insurance, net	100.0%	100.0%	unch.		bps
Good Sam Club	79.2%	93.1%	(1,389)		bps
Subtotal RV and Outdoor Retail	32.3%	23.3%	898		bps
Total gross margin	33.3%	24.9%	841		bps

Inventories ($ in 000's)
New vehicles	$691,114	$966,134	$(275,020)		(28.5%)
Used vehicles	178,336	165,927	12,409		7.5%
Products, parts, accessories and misc.	266,786	225,888	40,898		18.1%
Total RV and Outdoor Retail inventories	$1,136,236	$1,357,949	$(221,713)		(16.3%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$4,319	$6,274	$(1,954)		(31.1%)
Used vehicle inventory per dealer location	1,115	1,077	37		3.4%

Vehicle inventory turnover(2)
New vehicle inventory turnover	3.1	2.1	1.0		44.9%
Used vehicle inventory turnover	5.2	4.8	0.4		9.0%

Retail locations
RV dealerships	160	154	6		3.9%
RV service & retail centers	10	11	(1)		(9.1%)
Subtotal	170	165	5		3.0%
Other retail stores	1	10	(9)		(90.0%)
Total	171	175	(4)		(2.3%)

Other data
Active Customers(3)	5,314,104	5,118,413	195,691		3.8%
Good Sam Club members	2,088,064	2,124,724	(36,660)		(1.7%)
Finance and insurance, net gross profit as a % of total vehicle revenue	11.8%	11.8%	3	bps	n/a
Same store locations	142	n/a	n/a		n/a

	Year Ended December 31,		Increase	Percent
	2020	2019	(decrease)	Change
Unit sales
New vehicles	77,827	66,111	11,716	17.7%
Used vehicles	37,760	36,213	1,547	4.3%
Total	115,587	102,324	13,263	13.0%

Average selling price
New vehicles	$36,277	$35,854	$423	1.2%
Used vehicles	26,082	23,683	2,399	10.1%

Same store unit sales
New vehicles	70,313	61,390	8,923	14.5%
Used vehicles	34,351	34,477	(126)	(0.4%)
Total	104,664	95,867	8,797	9.2%

Same store revenue ($ in 000's)
New vehicles	$2,567,103	$2,223,696	$343,406	15.4%
Used vehicles	911,315	828,312	83,004	10.0%
Products, service and other	594,060	523,328	70,732	13.5%
Finance and insurance, net	426,229	379,785	46,444	12.2%
Total	$4,498,708	$3,955,122	$543,586	13.7%

Average gross profit per unit
New vehicles	$6,460	$4,478	$1,982	44.3%
Used vehicle	6,192	4,943	1,249	25.3%
Finance and insurance, net per vehicle unit	4,017	3,922	95	2.4%
Total vehicle front-end yield(1)	10,389	8,564	1,825	21.3%

Gross margin
Good Sam Services and Plans	59.7%	56.5%	317	bps

New vehicles	17.8%	12.5%	532	bps
Used vehicles	23.7%	20.9%	287	bps
Products, service and other	37.7%	26.3%	1,149	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	79.9%	77.9%	200	bps
Subtotal RV and Outdoor Retail	30.3%	25.2%	511	bps
Total gross margin	31.3%	26.3%	494	bps

Inventories ($ in 000's)
New vehicles	$691,114	$966,134	$(275,020)	(28.5%)
Used vehicles	178,336	165,927	12,409	7.5%
Products, parts, accessories and misc.	266,786	225,888	40,898	18.1%
Total RV and Outdoor Retail inventories	$1,136,236	$1,357,949	$(221,713)	(16.3%)

Other data
Finance and insurance, net gross profit as a % of total vehicle revenue	12.2%	12.4%	(24)	bps	n/a
(1)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail unit revenue.
(2)	Inventory turnover calculated as vehicle costs applicable to revenue divided by average vehicle inventory.
(3)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
($ in Thousands Except Per Share Amounts)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 166,072	$ 147,521
Contracts in transit	48,175	44,947
Accounts receivable, net	83,422	81,847
Inventories	1,136,345	1,358,539
Prepaid expenses and other assets	60,211	57,827
Total current assets	1,494,225	1,690,681
Property and equipment, net	367,898	314,374
Operating lease assets	769,487	807,537
Deferred tax asset, net	165,708	129,710
Intangibles assets, net	30,122	29,707
Goodwill	413,123	386,941
Other assets	15,868	17,290
Total assets	$ 3,256,431	$ 3,376,240
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 148,462	$ 106,959
Accrued liabilities	137,688	130,316
Deferred revenues	88,213	87,093
Current portion of operating lease liabilities	62,405	58,613
Current portion of Tax Receivable Agreement liability	8,089	6,563
Current portion of long-term debt	14,414	14,085
Notes payable – floor plan, net	522,455	848,027
Other current liabilities	53,795	44,298
Total current liabilities	1,035,521	1,295,954
Operating lease obligations, net of current portion	804,555	843,312
Tax Receivable Agreement liability, net of current portion	137,845	108,228
Revolving line of credit	20,885	40,885
Long-term debt, net of current portion	1,150,417	1,153,551
Deferred revenues	61,519	58,079
Other long-term liabilities	54,920	35,467
Total liabilities	3,265,662	3,535,476
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of December 31, 2020 and December 31, 2019	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 43,083,008 issued and 42,226,389 outstanding as of December 31, 2020 and 37,701,584 issued and 37,488,989 outstanding as of December 31, 2019	428	375
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of December 31, 2020 and December 31, 2019; and 45,999,132 and 50,706,629 outstanding as of December 31, 2020 and December 31, 2019	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of December 31, 2020 and December 31, 2019	–	–
Additional paid-in capital	63,342	50,152
Treasury stock, at cost; 572,447 and 0 shares as of December 31, 2020 and December 31, 2019	(15,187)	–
Retained deficit	(21,814)	(83,134)
Total stockholders' equity (deficit) attributable to Camping World Holdings, Inc.	26,774	(32,602)
Non-controlling interests	(36,005)	(126,634)
Total stockholders' deficit	(9,231)	(159,236)
Total liabilities and stockholders' deficit	$ 3,256,431	$ 3,376,240

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended		Year Ended
	December 31	December 31	December 31	December 31
(In thousands except per share amounts)	2020	2019	2020	2019
Numerator:
Net income (loss)	$40,338	$(80,854)	$344,215	$(120,301)
Less: net (income) loss attributable to non-controlling interests	(25,960)	52,333	(221,870)	59,710
Net income (loss) attributable to Camping World Holdings, Inc. — basic and diluted	$14,378	$(28,521)	$122,345	$(60,591)
Add: reallocation of net income attributable to non-controlling interests from the assumed dilitive effect of stock options and RSUs	160	—	1,304	(71)
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	(50,375)	—	—
Net income (loss) attributable to Camping World Holdings, Inc. - diluted	$14,538	$(78,896)	$123,649	$(60,662)
Denominator:
Weighted-average shares of Class A common stock outstanding — basic and diluted	42,444	37,443	39,383	37,310
Dilutive options to purchase Class A common stock	125	—	79	—
Dilutive restricted stock units	664	—	547	40
Dilutive common units of CWGS, LLC that are convertible into Class A Common stock	—	51,669	—	—
Weighted-average shares of Class A common stock outstanding — diluted	43,233	89,112	40,009	37,350

Earnings (loss) per share of Class A common stock — basic	$0.34	$(0.76)	$3.11	$(1.62)
Earnings (loss) per share of Class A common stock — diluted	$0.34	$(0.89)	$3.09	$(1.62)

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	—	751	361	795
Restricted stock units	2,305	1,499	1,349	1,179
Common units of CWGS, LLC that are convertible into Class A common stock	46,825	—	49,916	51,670

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP Financial Measures. In evaluating these non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on disposal of assets and other expense, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures, which are net income (loss) and net income (loss) margin, respectively (unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands)	2020	2019	2020	2019

EBITDA:
Net income (loss)	$40,338	$(80,854)	$344,215	$(120,301)
Other interest expense, net	12,588	15,941	54,689	69,363
Depreciation and amortization	13,032	18,288	51,981	59,932
Income tax expense	10,740	(7,915)	57,743	29,582
Subtotal EBITDA	76,698	(54,540)	508,628	38,576
Long-lived asset impairment (a)	1,406	16,245	12,353	66,270
Lease termination (b)	2,590	(686)	4,547	(686)
Loss on disposal of assets, net (c)	670	2,245	1,332	11,492
Equity-based compensation (d)	6,966	3,632	20,661	13,145
Tax Receivable Agreement liability adjustment (e)	(141)	(1,528)	(141)	(10,005)
Restructuring costs (f)	3,047	19,499	17,609	47,223
Adjusted EBITDA	$91,236	$(15,133)	$564,989	$166,015

	Three Months Ended		Year Ended
	December 31,		December 31,
(as percentage of total revenue)	2020	2019	2020	2019

EBITDA margin:
Net income (loss) margin	3.6%	(8.4%)	6.3%	(2.5%)
Other interest expense, net	1.1%	1.7%	1.0%	1.4%
Depreciation and amortization	1.1%	1.9%	1.0%	1.2%
Income tax expense	0.9%	(0.8%)	1.1%	0.6%
Subtotal EBITDA	6.8%	(5.7%)	9.3%	0.8%
Long-lived asset impairment (a)	0.1%	1.7%	0.2%	1.4%
Lease termination (b)	0.2%	(0.1%)	0.1%	(0.0%)
Loss on disposal of assets, net (c)	0.1%	0.2%	0.0%	0.2%
Equity-based compensation (d)	0.6%	0.4%	0.4%	0.3%
Tax Receivable Agreement liability adjustment (e)	(0.0%)	(0.2%)	(0.0%)	(0.2%)
Restructuring costs (f)	0.3%	2.0%	0.3%	1.0%
Adjusted EBITDA	8.0%	(1.6%)	10.4%	3.4%

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)	Represents the loss (gain) on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination fees.
(c)

Represents an adjustment to eliminate (i) losses on the disposal or sale of real estate at closed RV and Outdoor Retail locations in 2020 and 2019, and (ii) the gains and losses on disposal and sales of various assets.

(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)

Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS Enterprises LLC (“GSS”) to Camping World, Inc. (“CW”).

(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on disposal of assets and other expense, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures (unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands except per share amounts)	2020	2019	2020	2019
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$14,378	$(28,521)	$122,345	$(60,591)
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	1,406	16,245	12,353	66,270
Income tax expense for above adjustment (b)	—	(138)	(13)	(220)
Lease termination (c):
Gross adjustment	2,590	(686)	4,547	(686)
Income tax (expense) benefit for above adjustment (b)	(13)	32	(36)	32
Loss on disposal of assets and other expense, net (d):
Gross adjustment	670	2,245	1,332	11,492
Income tax benefit (expense) for above adjustment (b)	1	(289)	(1)	(750)
Equity-based compensation (e):
Gross adjustment	6,966	3,632	20,661	13,145
Income tax expense for above adjustment (b)	(727)	(323)	(2,023)	(1,138)
Tax Receivable Agreement liability adjustment (f):
Gross adjustment	(141)	(1,528)	(141)	(10,005)
Income tax benefit for above adjustment (b)	35	382	35	2,525
Restructuring costs (g):
Gross adjustment	3,047	19,499	17,609	47,223
Income tax expense for above adjustment (b)	(14)	—	(84)	—
Adjustment to net (income) loss attributable to non- controlling interests resulting from the above adjustments (h)	(7,692)	(23,734)	(31,537)	(79,748)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – basic	20,506	(13,184)	145,047	(12,451)
Adjustments related to diluted calculation:
Reallocation of net income (loss) attributable to non- controlling interests from the dilutive effect of stock options and restricted stock units (i)	295	—	1,994	(26)
Income tax on reallocation of net income attributable to non- controlling interests from the dilutive effect of stock options and restricted stock units (j)	(75)	—	(494)	(3)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – basic and diluted	$20,726	$(13,184)	$146,547	$(12,480)
Denominator:
Weighted-average Class A common shares outstanding – basic	42,444	37,443	39,383	37,310
Adjustments related to diluted calculation:
Dilutive options to purchase Class A common stock (k)	125	—	79	—
Dilutive restricted stock units (k)	664	—	547	40
Adjusted weighted average Class A common shares outstanding – diluted	43,233	37,443	40,009	37,350

Adjusted earnings (loss) per share - basic	$0.48	$(0.35)	$3.68	$(0.33)
Adjusted earnings (loss) per share - diluted	$0.48	$(0.35)	$3.66	$(0.33)

Anti-dilutive amounts (l):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (i)	33,357	$(28,599)	$251,412	$20,064
Income tax on reallocation of net income attributable to non- controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	(8,450)	$970	$(64,964)	$(25,076)
Assumed income tax benefit of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (m)	764	$10,548	$6,430	$35,326
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (k)	46,825	51,669	49,916	51,670
Anti-dilutive restricted stock units (k)	—	114	—	—

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses effective tax rates between 25.0% and 25.3% for the adjustments for 2020 and 2019, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)	Represents the loss (gain) on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination costs.
(d)

Represents an adjustment to eliminate (i) losses on the disposal or sale of real estate at closed RV and Outdoor Retail locations in 2020 and 2019, and (ii) the gains and losses on disposal and sales of various assets.

(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)

Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS to CW.

(g)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs, and exclude lease terminations costs.

(h)

Represents the adjustment to net (income) loss attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 52.5% and 58.0% for the quarters ended December 31, 2020 and 2019, respectively, and 55.9% and 58.1% for the years ended December 31, 2020 and 2019, respectively.

(i)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(j)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses effective tax rates between 25.0% to 25.3% for the adjustments in 2020 and 2019, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(k)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(l)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(m)

Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rates between 25.0% to 25.3% during 2020 and 2019, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for long-lived asset impairment, lease termination costs, gains and losses on disposal of assets and other expense, net, equity-based compensation, Tax Receivable Agreement liability, restructuring costs relating to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

Contacts

Investors:
InvestorRelations@campingworld.com

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com